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                                                                   EXHIBIT 10(w)


                           CONSTRUCTION LOAN AGREEMENT

THIS CONSTRUCTION LOAN AGREEMENT ("Loan Agreement"), dated as of the 15th day of January, 1999, by and between THE HUNTINGTON NATIONAL BANK, a national banking association, having an office at 41 South High Street, Columbus, Ohio 43215 ("Huntington") and METATEC CORPORATION, a Florida corporation, having an office at 7001 Metatec Boulevard, Dublin, Ohio 43017 ("Borrower").

                                   WITNESSETH:

         In consideration of the covenants contained herein and other valuable consideration, Huntington and Borrower agree as follows:

DEFINITIONS

         The following terms wherever used in this Loan Agreement shall have the following meanings:


"Acquisition Costs" shall mean the costs of acquiring the Property.


"Acquisition Costs Loan" shall mean that portion of the Loan Amount applicable and equal to the sum of the Loan Budget Amount for Acquisition Costs shown on the Cost Breakdown.


"Acquisition Costs Statement" shall mean a statement setting forth, by line item and category, Acquisition Costs incurred, to be prepared, certified and approved as accurate by Borrower.


"Change Orders" shall mean any amendments or modifications to the Plans or General Contract.


"Completion" shall mean substantial completion of the Project, in accordance with the Plans, and of any necessary access and utilities serving the Project; issuance of all approvals and certificates by Governmental Authorities required for the permanent use and occupancy of the Project; issuance of a Certificate of Substantial Completion on AIA Document G704 by the Project Architect and the General Contractor; verification of substantial completion by Huntington's architect; and presentation of evidence of acceptance by all tenants having a right of acceptance as a lease condition.


"Completion Date" shall mean January 1, 2000.


"Construction Loan Checking Account" shall mean a separate non-interest bearing checking account established by Borrower with Huntington.


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"Cost Breakdown" shall mean a statement setting forth, by line item and category, the Acquisition Costs, Hard Costs and Soft Costs and the Loan Budget Amounts in respect of Acquisition Costs, Hard Costs and Soft Costs, which statement is attached hereto as Exhibit A.


"General Contract" shall mean any contract between Borrower and the General Contractor or any other person which requires the General Contractor or such other person to provide, or supervise or manage the procurement of, substantially all labor and materials needed for Completion of the Project.


"General Contractor" shall mean Ruscilli Construction Company, Inc., and any successor engaged by Borrower with Huntington's consent.


"Governmental Authorities" shall mean the United States, the state in which the Property is located and any political subdivision, agency, department, commission, board, bureau or instrumentality of either of them, including any local authorities, which exercises jurisdiction over the Project or the Property.

"Hard Costs" shall mean the costs of all labor, materials, equipment, fixtures and furnishings necessary for Completion of the Project.


"Hard Costs Loan" shall mean that portion of the Loan Amount applicable and equal to the sum of the Loan Budget Amount for Hard Costs shown on the Cost Breakdown.


"Hard Costs Statement" shall mean a statement on AIA Documents G702 and G703 setting forth, by line item and category, Hard Costs incurred, to be prepared and certified by the General Contractor, certified and approved as accurate by Borrower, Project Architect and such others as Huntington shall reasonably require.


"Huntington's Counsel" shall mean Bricker & Eckler LLP, 100 South Third Street, Columbus, Ohio 43215.


"Initial Advance" shall mean the first advance of Loan proceeds.


"Lien Waivers" shall mean lien waivers or releases from the General Contractor, subcontractors and suppliers evidencing payment of Hard Costs.



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"Loan" shall mean the aggregate of the Acquisition Costs Loan, the Hard Costs
Loan and Soft Costs Loan, which aggregate is equal to the Loan Amount.

"Loan Amount" shall mean Seven Million Dollars ($7,000,000.00).


"Loan Budget Amounts" shall mean the portion of the Loan Amount set forth in the Cost Breakdown to be advanced for each line item and category of Acquisition Costs, Hard Costs and Soft Costs.


"Loan Documents" shall mean collectively the Loan Agreement, Note, Mortgage, and any other instrument, document, certificate or affidavit heretofore, now or hereafter given by Borrower evidencing or securing all or any part of the foregoing.


"Mortgage" shall mean that certain Open-End Mortgage, Assignment of Rents and Security Agreement, of even date herewith, granted by Borrower to Huntington to secure payment and performance by Borrower in accordance with the terms and conditions of the Loan Documents.


"Mortgaged Property" shall mean the Property and other property comprising "Mortgaged Property", as said term is defined in the Mortgage.


"Net Operating Income" shall mean all rents and revenues of the Project and Property, less all reasonable and customary costs and expenses of operating the Project and Property, exclusive of any payment of interest or principal on the Note and of any charges or fees for the services of Borrower, or any party or entity financially affiliated with Borrower.


"Note" shall mean collectively that certain Note, of even date herewith, made by Borrower to Huntington in the Loan Amount to evidence the Loan and any and all renewals, amendments, modifications, reductions and extensions thereof and substitutions therefor.


"Plans" shall mean collectively the final plans and specifications prepared by Borrower, Project Architect or the General Contractor, and approved by Huntington, which describe and show the labor, materials, equipment, fixtures and furnishings necessary for the Completion of the Project, including all amendments and modifications thereof made by approved Change Orders.


"Project" shall mean the 151,000 square foot warehouse facility to be developed and constructed on the Property.


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"Project Architect" shall mean Wandel & Schnell, Architects, Inc., and any successor engaged by Borrower with Huntington's consent.


"Property" shall mean the real property described in the Mortgage, upon which the Project is to be developed and constructed.

"Retained Amounts" shall mean the greater of ten percent (10%) of Hard Costs incurred by Borrower through the end of the period covered by each Requisition or the actual amounts retained from the General Contractor, any subcontractor and any supplier for the same period.


"Requisition" shall mean a statement executed by Borrower setting forth the amount of the Loan advance requested in each instance and including:


         the Acquisition Costs Statement, Hard Costs Statement and Soft Costs Statement;


         a list of proposed payees;


         Lien Waivers from the General Contractor for all Hard Costs covered by the Requisition.


         proof of payment of all Acquisition Costs covered by the preceding Requisition;


         Lien Waivers from all subcontractors and suppliers for all Hard Costs covered by the preceding Requisition; and


         proof of payment of all Soft Costs covered by the preceding
         Requisition;


"Soft Costs" shall mean all costs, other than Hard Costs, necessary for Completion of the Project, including without limitation, architects' and attorneys' fees, ground rents, interest, real estate taxes, survey costs and insurance premiums.


"Soft Costs Loan" shall mean that portion of the Loan Amount applicable and equal to the sum of the Loan Budget Amount for Soft Costs shown on the Cost Breakdown.


"Soft Costs Statement" shall mean a statement setting forth, by line item and category, Soft Costs incurred and to be incurred, to be prepared, certified and approved as accurate by Borrower.


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"Stored Materials Statement" shall mean a statement, which, if advances are to be made for stored materials pursuant to Section 3.12 hereof, shall be submitted with and made a part of the Hard Cost Statement.


"Title Insurer" shall mean the issuer of the title insurance policy insuring the lien of the Mortgage.

BORROWER COVENANTS


Borrower shall commence construction of the Project no later than thirty (30) days from the date hereof and thereafter prosecute the same continuously and diligently, except during the existence of delays of not more than thirty (30) days caused by events beyond Borrower's control, and cause Completion of the Project on or before the Completion Date, time being of the essence.


Borrower shall construct the Project in a good and workmanlike manner and in accordance with the Plans, using only materials, fixtures, furnishings and equipment that are not used or obsolete and shall cause the Completion of the Project free from defects and in accordance with the Plans. Upon demand of Huntington, Borrower shall correct any defects in the Project or any departures from the Plans not approved by Huntington.


Borrower shall protect from theft and vandalism all portions of the Project and all tools and building materials stored on the Property.


Borrower shall pay all Acquisition Costs, Hard Costs and Soft Costs required for Completion of the Project and all costs of completing any work required to be performed by Borrower under any purchase contract for or lease of all or part or the Project, or detailed work letter with respect thereto, to permit the lawful occupancy of space, including public space, in the Project by purchasers or lessees of such space as contemplated in the purchase contracts or leases for the same. Borrower shall keep the Project free from mechanics' and materialmen's liens, except as expressly permitted in the Loan Documents.


Borrower shall pay all costs and expenses in connection with entering into the Loan with Huntington, the sale of participating interests in the Loan, the making of the Loan, the advance of Loan proceeds and the satisfaction of the terms and conditions of this Loan Agreement, including without limitation, the following:


         all costs and expenses of satisfying Lender's loan closing requirements, whether denominated as pre-closing, closing or general;


         all filing and recording fees and expenses and all document, mortgage, stamp or similar taxes;


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         all expenses of Huntington's in-house architect, engineer or inspector and all fees and expenses of any independent architect, engineer or consultant retained by Huntington in connection with the Project;


         all fees and expenses of Huntington's Counsel;


         all fees and expenses of any disbursing agent; and


         all fees and commissions of any broker, lawfully due and arising through Borrower from the making of the Loan.

Borrower shall defend and indemnify Huntington against any claim by any broker for fees or commissions, arising through Borrower from the making of the Loan.


Borrower shall receive and deposit all Loan advances in the Construction Loan Checking Account and hold the same as a trust fund for the purpose of paying only Acquisition Costs, Hard Costs and Soft Costs.


Borrower shall not enter into any Change Order until Huntington shall have received a copy thereof. Further, Borrower shall not enter into any Change Order without Huntington's written consent if such Change Order (a) will increase or decrease the cost of achieving Completion in excess of Forty Thousand Dollars ($40,000.00), (b) will, when aggregated with all previous Change Orders, increase or decrease the cost of achieving Completion in excess of One Hundred Thousand Dollars ($100,000.00) or (c) will change the character, size, value or utility of the Project. The approval of any Change Order by Huntington shall not be construed as obligating Huntington to increase or advance any Loan Budget Amount on account of any such Change Order.


Borrower shall permit Huntington and its representatives to enter upon the Property, inspect the Project and all materials to be used in the construction thereof and examine all detailed plans and shop drawings which are or may be kept at the construction site. Borrower will cooperate and cause the General Contractor to cooperate with Huntington in the performance of such inspections. At the time of each such inspection, Borrower will make available to Huntington on demand, daily log sheets covering the period since the immediately preceding inspection, showing the date, weather, subcontractors on the job, number of workers and status of construction.


Borrower shall comply with all laws, statutes, ordinances, rules, regulations and orders of Governmental Authorities and shall promptly furnish Huntington with reports of any official searches and claims of violations made by Governmental Authorities.


Borrower shall comply with all restrictions, covenants and easements affecting the Project or the Property and shall satisfy and keep satisfied any conditions to the zoning of the Property and to the


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approvals of Public Authorities, including without limitation, conditions to building permits, curb cut permits, storm water and other discharge permits, operating permits, licenses and site plan approvals.


Borrower shall promptly provide to Huntington copies of all contracts, bills of sale, statements, receipted vouchers and agreements under which title is claimed by Borrower to any materials, furniture, fixtures or equipment incorporated into the Project or subject to the lien of the Mortgage and any other data or documents in connection with the Project as Huntington may from time to time request.


Borrower shall comply with Ohio Revised Code Sections 1311.01 to 1311.22, inclusive. Without limiting the generality of such obligation, the Borrower shall, immediately after the filing of the Mortgage, but prior to the performance of any labor or work or the furnishing of any materials for the Project that may give rise to a mechanics' lien, prepare and file with the County Recorder a Notice of Commencement; shall post and keep posted a copy of the same in a conspicuous place on the Property during construction of the Project; shall serve a copy of the same on each general contractor; and shall amend such Notice of Commencement and likewise file, post and serve each amendment, all as required by Ohio Revised Code Section 1311.04. Borrower shall maintain a complete record of the foregoing, of each Notice of Furnishing received by Borrower and of each release and waiver of a right to a mechanic's lien.


Borrower shall faithfully keep and perform each and every covenant contained in the other Loan Documents, each of which is incorporated by reference herein.

Borrower shall faithfully cause each of the representations made by it in
Section 6 hereof to be continuously true and correct. Further, each Requisition presented by Borrower to Huntington, and the receipt of the funds requested thereby, shall constitute an affirmation by Borrower that the representations made by it in Section 6 hereof are true and correct as of the date of the Requisition and as of the date of the receipt of the funds requested thereby.

Borrower shall indemnify and hold Huntington harmless from all claims of every person, including, without limitation, employees, contractors and tenants of Borrower, subcontractors, subtenants or concessionaires of any contractors or tenants, and employees and business invitees of any contractors, subcontractors, tenants, subtenants or concessionaires, arising from or out of the acquisition, development, construction, use, occupancy or possession of the Project or the Property, excluding however, any claim arising solely from the gross negligence of Huntington, its officers, employees, agents or contractors.

LOAN ADVANCES GENERALLY


Subject to the provisions of this Loan Agreement, Huntington will advance and Borrower will accept the Loan Amount in installments. The Initial Advance and all subsequent advances shall be made upon satisfaction of the applicable conditions precedent set forth in Section 4 hereof, in amounts which shall be equal to the aggregate of the Acquisition Costs, Hard Costs and Soft Costs incurred by Borrower through the end of the period covered by the Requisition less:


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         the Retained Amounts; and


         the total of the Loan advances theretofore made; and


         at the election of Huntington, any combination of the following further amounts:

                  (1) all or a portion of the amount by which any Acquisition Costs, Hard Costs or Soft Costs are or are reasonably estimated by Huntington to be greater than the respective Loan Budget Amounts for such costs; and

                  (2) any costs covered by the Requisition not approved or certified by Borrower, Project Architect or General Contractor, as the case may be, any Acquisition Costs covered by a previous Requisition for which proof of payment has not been received by Huntington, any Hard Costs covered by a previous Requisition for which Lien Waivers have not been received by Huntington and any Soft Costs covered by a previous Requisition for which proof of payment has not been received by Huntington.


Borrower shall submit a Requisition for the Initial Advance within thirty (30) days after commencement of construction, for subsequent advances, not more frequently than monthly thereafter, and for a final advance promptly upon Completion. Requisitions shall conform to the Cost Breakdown and shall be received by Huntington at least ten (10) business days prior to the date of the requested advance. All advances to Borrower are to be made at Huntington's principal office or at such other place as Huntington may designate and shall be deposited in the Construction Loan Checking Account.


Borrower's Requisition, the progress of construction and the conformity of the construction with the Plans is subject to Huntington's verification and approval. Huntington may use its own in-house engineers, architects and inspectors for such verification and to review plans, specifications and engineering reports, but shall have the right to engage the services of independent contractors, engineers, architects or consultants for such purposes.


Borrower shall include in the Requisition for the Initial Advance all utility tap, frontage and capacity charges required for the Project and within seven (7) days after receipt of the Initial Advance provide evidence to Huntington that the right to tap and use all necessary utilities has been granted.


Borrower hereby irrevocably authorizes Huntington to advance Loan proceeds to pay interest on the Note as it comes due and, provided that there is no Event of Default under the Note or Mortgage, as defined therein, or any event or state of facts, which after notice or the passage of time, or both, would constitute such an Event of Default, Huntington shall advance Loan proceeds and credit the same against interest then due under the Note, but not more in the aggregate than the Loan Budget Amount for interest as set forth in the Cost Breakdown. Loan advances for interest as set forth in the Cost Breakdown, however, shall be reduced by the Net Operating Income of the Project and Property. After Completion and prior to the advance of the full Loan Budget Amount for interest as set forth in the Cost Breakdown, Borrower shall (a) determine the Net Operating Income of the Project and Property for each calendar month, which


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determination shall be certified to Huntington by the chief executive or financial officer of Borrower not later than the fifteenth (15th) day of the succeeding month, and (b) remit such Net Operating Income, or so much thereof as may be necessary, for timely payment of interest under the Note for such succeeding calendar month.


Borrower hereby irrevocably authorizes Huntington to advance Loan proceeds to pay any or all of the costs and expenses set forth in Section 2.6 hereof, notwithstanding that Borrower may not have requested advance of such amounts and that there may be an Event of Default under the Note or Mortgage, as defined therein. In the event Borrower has not requested payment, Huntington shall give notice to Borrower that a payment has been made. The authorization granted hereby shall not prevent Borrower from paying such expenses from Borrower's own funds and shall not be construed as discharging Borrower's obligation to pay such expenses, as and when due. Further, Huntington shall not be obligated to advance Loan proceeds for such expenses unless Borrower has submitted a Requisition for the same and Huntington is otherwise obligated to advance Loan proceeds against such Requisition.


Retained Amounts shall be advanced upon the satisfaction of the conditions set forth in Section 4.2 hereof, provided that Retained Amounts with respect to future tenant improvements, if any, shall be separately retained and advanced on a tenant by tenant basis.


Subject to the prior application of the Net Operating Income of the Project against interest, Loan Budget Amounts for Soft Costs not advanced prior to Completion shall be advanced until exhausted, not more frequently than once a month, for Soft Costs after Completion.


Huntington shall not advance Loan proceeds after the Conversion Date, as defined in the Note, and shall not re-advance repaid Loan advances.


Huntington may, in its sole discretion, advance all or any portion of the amounts to be advanced hereunder, without regard to Borrower's satisfaction of the conditions precedent to its entitlement to Loan proceeds, and no person dealing with Borrower or the General Contractor or any other person shall have standing to demand any different performance from Huntington.


Huntington may require that Loan advances be disbursed through a disbursing agent selected by Huntington and that disbursements be made directly to General Contractor, subcontractors and materialmen. In such event, interest shall accrue to Huntington from the time the Loan proceeds are advanced to the disbursing agent. Further, Huntington may, in lieu of the presentation of proofs of payment and Lien Waivers with the Requisition for the succeeding month, require the immediate presentation of proofs of payment and Lien Waivers against the advance of Loan proceeds.


Huntington shall not make Loan advances for materials or furnishings which are stored on the Property, but not yet affixed to or incorporated into the Project, except in the case of major materials approved by Huntington and intended to be incorporated into the Project pursuant to the Plans, and then not until


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Huntington shall have received: (a) bills of sale and other documentation evidencing payment in full for such materials, Borrower's ownership thereof and the release of any right, title or lien in respect thereof by any vendor; (b) evidence that such materials are covered by the insurance policies required by the Loan Documents and are identified and protected against loss, theft and damage in a manner acceptable to Huntington; and (c) evidence that advances made by Huntington for said materials do not, at any one time, exceed in the aggregate One Hundred Thousand Dollars ($100,000.00) inclusive of the amount requested.


A drawing under any letter of credit which Huntington has issued or hereafter issues in connection with the Project or Property, irrespective of the account party thereunder, shall constitute an advance of Loan proceeds under this Loan Agreement and the amount thereof shall be evidenced and secured by the Loan Documents. The issuance of any such letter of credit shall effect a reduction, by the amount and during the existence thereof, of available Loan proceeds and Huntington, in its reasonable discretion, shall allocate such reduction to the Loan Budget Amounts which it deems most appropriate.

CONDITIONS PRECEDENT TO OBLIGATION TO MAKE LOAN ADVANCES


Huntington shall not be obligated to make the Initial Advance or subsequent advances unless the following conditions precedent shall have been and remain satisfied:


         Huntington shall have received a Requisition for the Initial Advance or subsequent advance, as the case may be;


         Huntington shall have received a Loan Fee in an amount equal to one-half percent (.50%) of the Loan Amount;


         Huntington shall have received and approved every item required to satisfy every loan closing requirement of Lender, whether denominated as preclosing, closing or general;


         Huntington shall have received and approved evidence of Borrower's payment of not less than One Million Three Hundred Eighty-Six Thousand Dollars ($1,386,000.00) of the Acquisition Costs, Hard Costs and Soft Costs shown in the Cost Breakdown as the required equity contribution;


         Borrower shall have certified that Huntington has been provided a copy of any amended Notice of Commencement required to be filed, posted and served in accordance with Ohio Revised Code Section 1311.04 and of any Notice of Furnishing received by Borrower in accordance with Ohio Revised Code Section 1311.05;


         Huntington shall have received an endorsement to the title insurance policy insuring the lien of the Mortgage, which endorsement shall (i) modify the effective date of such title insurance


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         policy to or immediately prior to the date of the advance, (ii) show no additional exceptions, except those approved by Huntington's Counsel and (iii) acknowledge the aggregate amount of Loan proceeds then advanced;


         For the advance immediately after the foundation of the Project has been constructed, Huntington shall have received and approved a survey of the foundation and Property, certified to within ten (10) days of the advance to Huntington and the Title Insurer, and otherwise in form and content acceptable to Lender;


         Existing improvements on the Property, if any, shall not have been materially injured or damaged by fire or other casualty unless, Huntington shall have received insurance proceeds sufficient in the reasonable judgment of Huntington to effect the satisfactory restoration of the said improvements and to permit completion of said improvements prior to the Completion Date, pursuant to terms of disbursement satisfactory to Huntington;


         The representations made in Section 6 hereof shall be true and correct on and as of the date of the advance with the same effect as if made on such date; and


         There shall exist no Event of Default under the Note or Mortgage, as therein defined, or any event or state of facts which after notice or the passage of time, or both, could give rise to such an Event of Default.


Huntington shall not be obligated to advance Retained Amounts unless the following additional conditions precedent shall have been and remain satisfied:

         Huntington shall have received and approved evidence that Completion has been achieved; and

         Huntington shall have received and approved an "as built" survey of the Project and the Property, certified to within ten (10) days of the advance to Huntington and the Title Insurer, and otherwise in form and content acceptable to Lender.

Notwithstanding the foregoing provision, Retained Amounts with respect to future tenant improvements shall be separately retained and advanced on a tenant by tenant basis.

Borrower shall cause the satisfaction of each and every of the foregoing conditions precedent, whether precedent to the obligation to make the Initial Advance, a subsequent advance or the advance of Retained Amounts.

ADJUSTMENTS TO COST BREAKDOWN


Borrower shall prepare, certify and provide to Huntington a revised Cost Breakdown on AIA Document G703 with any Change Order provided to Huntington as required under Section 2.8 hereof.


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If at any time Huntington gives notice to Borrower that, in Huntington's sole discretion, the undisbursed balance of the Loan Budget Amount for any line item or category of cost shown on the Cost Breakdown is insufficient to achieve Completion and to pay the Acquisition Costs, Hard Costs and Soft Costs, as the case may be, remaining unpaid, then Huntington may reallocate to such Loan Budget Amount any excess in any other Loan Budget Amount balance that Huntington, in its sole discretion, deems to be excessive. In such event, Borrower shall prepare, certify and provide to Huntington a revised Cost Breakdown on AIA Document G703.


If at any time Huntington gives notice to Borrower that, in Huntington's sole discretion, the undisbursed balance of the Loan, including Retained Amounts, is insufficient to achieve Completion and to pay the Acquisition Costs, Hard Costs and Soft Costs remaining unpaid, Borrower, at its option, shall either: (a) deposit with Huntington an amount equal to such deficiency, which Huntington shall from time to time apply, or allow Borrower to apply, to such Acquisition Costs, Hard Costs or Soft Costs; or (b) make a payment against such Acquisition Costs, Hard Costs or Soft Costs in the amount of such deficiency so that the undisbursed balance of the Loan, including Retained Amounts, shall be sufficient to achieve Completion and to pay the Acquisition Costs, Hard Costs and Soft Costs remaining unpaid, and shall furnish Huntington with such evidence thereof as Huntington may require. In such event, Borrower shall prepare, certify and provide to Huntington a revised Cost Breakdown on AIA Document G703. Huntington shall have a lien on and security interest in any sums deposited pursuant to clause (a) above. Borrower shall have no right to withdraw any such sums, except for the payment of Acquisition Costs, Hard Costs or Soft Costs approved by Huntington. Any such sums not so used shall be released to Borrower upon Completion. If prior to Completion, an Event of Default shall occur under the Note or Mortgage, as defined therein, or any event or state of facts which after notice or the passage of time, or both, would constitute such an Event of Default, Huntington shall have all of the rights and remedies of a secured party under the Uniform Commercial Code, as enacted in the State of Ohio and may, at its option, apply such sums either to the costs of completing the Project or to the immediate reduction of outstanding principal, or interest or both under the Note.

BORROWER REPRESENTATIONS


Borrower represents that, if Borrower or any general partner of Borrower is a corporation, the same is duly organized, validly existing and in good standing under the laws of the state of its incorporation, has stock outstanding which has been duly and validly issued, is qualified to do business and is in good standing in the state in which the Project and Property are located, with full power and authority to consummate the transactions contemplated hereby; if Borrower or any general partner of Borrower is a partnership, the same is duly formed and validly existing, is fully qualified under the laws of the state in which the Project and Property is located to do business therein and has full power and authority to consummate the transactions contemplated hereby.


Borrower represents that the Plans are satisfactory to Borrower, have been reviewed and approved by the General Contractor and the Project Architect; by all Governmental Authorities, to the extent required by applicable law; by each beneficiary under any effective restrictive covenant; and by each tenant under any lease covenant requiring plan approval. Further, that all construction, if any, already performed on the Project has been performed in accordance with the Plans approved by the persons named above and with any restrictive covenants applicable thereto; there are no structural defects in the Project or violations of any requirement of any Governmental Authorities with respect thereto; that the planned use of the Project complies with applicable zoning ordinances, regulations and restrictive covenants affecting the Property as well as all environmental, ecological, landmark and other applicable laws and regulations; and that all requirements for such use have been satisfied.


Borrower represents that the financial statements heretofore delivered to Huntington are true, correct and current in all respects and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof; that no material adverse change has occurred in the financial conditions reflected therein since the respective dates thereof and no borrowings, except the Loan, which might give rise to a lien or claim against the Mortgaged Property or Loan proceeds have been made by Borrower, or others since the date thereof.


Borrower represents that there are no actions, suits or proceedings pending, or to the knowledge of Borrower, threatened against or affecting Borrower, the Property, the validity or enforceability of the Mortgage or the priority of the lien thereof at law, in equity or before or by any Governmental Authorities and that Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or Governmental Authorities.


Borrower represents that the consummation of the transactions contemplated hereby and performance of this Loan Agreement, the Note and Mortgage have not and will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement, corporate charter, by-laws, partnership agreement or other instrument to which Borrower is a party or by which Borrower may be bound or affected.


Borrower represents that all utility services necessary for the construction of the Project and the operation thereof for their intended purposes are available in adequate capacities at the boundaries of the Property, including water supply, storm and sanitary sewer, gas, electric power and telephone facilities, and all of such utility services enter the Property through public rights-of-way or through recorded private easements reviewed and approved by Huntington.


Borrower represents that it has entered into no contract or arrangement of any kind, the performance of which by the other party thereto would give rise to a lien on the Mortgaged Property, except for its arrangements with Project Architect, General Contractor, and contractors or subcontractors who have been paid in full and have filed Lien Waivers for all payments due under said arrangements as of the end of the period covered by the last Requisition.


Borrower represents that all roads necessary for the full utilization of the Project for its intended purposes have either been completed or the necessary rights-of-way therefor have been acquired by appropriate Governmental Authorities or dedicated to public use and accepted by said Governmental Authorities, and all necessary steps have been taken by Borrower and said Governmental Authorities to assure the complete construction and installation thereof no later than the Completion Date or any earlier date required by any law, order or regulation.

Borrower represents that each of the leases of the Property are unmodified and in full force and effect, there are no defaults under any thereof and all conditions to the effectiveness and continuing effectiveness thereof required to be satisfied as of the date hereof have been satisfied.


Borrower represents that there exists no Event of Default under the Note or Mortgage, as defined therein, and no event or state of facts exists which after notice or the passage of time, or both, would constitute such an Event of Default.


Borrower represents that the Plans are the same as the filed plans referred to in the building permits for the Project.


Borrower represents that Borrower has advised the Title Insurer in writing prior to the issuance of the title policy insuring the Mortgage, whether any site development, excavation or other work related to construction of the Project was begun or done before the Mortgage was recorded.


Borrower represents that no assessments, except installments not yet due and payable, of any nature will remain unpaid after the last Hard Costs Loan advance, including, without limitation, assessments relating to streets, roads, entrances, water lines, sanitary and storm sewers, gas lines and all other utilities including, without limitation, impact fees and capacity charges.


Borrower represents that the Property has not been damaged or injured as a result of any fire, explosion, accident, flood, gasoline or chemical leakage or other casualty.

DEFAULT


Upon the occurrence of any Event of Default under the Note or Mortgage, as defined therein, Borrower does hereby irrevocably authorize Huntington to complete the acquisition, development, construction and equipping of the Project and Property, with such changes as Huntington may, in its sole discretion, deem appropriate, all at the risk, cost and expense of Borrower, but Huntington is not obligated to do so. In the event that Huntington elects to proceed under such authorization, Huntington may assume or reject any contract entered into by Borrower in connection with the acquisition, development, construction or equipping of the Project or the Property, may enter into additional or different contracts for services, labor and materials required in the judgment of Huntington, to complete such acquisition, development, construction or equipping, and may make, compromise and settle all claims in connection with such acquisition, development, construction or equipping.


All sums expended by Huntington in completing the acquisition, development, construction and equipping of the Project and the Property shall be deemed advances made by Huntington to Borrower secured by the Mortgage and, to the extent such advances exceed the Loan Amount, such advances shall be deemed to be for the protection of the Mortgaged Property and Borrower shall repay such sums upon demand together with interest from the date of each advance at the Default Rate of Interest, as defined in the Note.


Huntington may at any time abandon acquisition, development, construction and equipping of the Project and Property, after having commenced it, and may recommence such acquisition, development, construction and equipping of the Project and Property, upon Huntington's election to do so.


For the purposes of completing the acquisition, development, construction and equipping of the Project and Property after an Event of Default under the Note or Mortgage, as defined therein, Borrower does hereby irrevocably appoint Huntington its attorney-in-fact with full power of substitution to execute and deliver such documents, to pay and receive such bonds, and to take such action as may be desirable in the judgment of Huntington to complete such acquisition, development, construction and equipping, all in the name of Borrower.


Notwithstanding the foregoing, upon the occurrence of any Event of Default under the Note or Mortgage, as defined therein, Borrower does hereby irrevocably authorize Huntington to advance any undisbursed Loan proceeds directly to the General Contractor, subcontractors, materialmen and other persons to pay for Completion of the Project, but Huntington is under no obligation to do so. No further direction or authorization from Borrower shall be necessary to warrant such direct advances and all such advances shall satisfy pro tanto the obligations of Huntington hereunder and shall be secured by the Loan Documents as fully as if made to Borrower, regardless of the disposition thereof by the General Contractor, or other person.

OTHER


All documentation required or deemed by Huntington to be necessary in connection with this Loan Agreement shall be acceptable to and subject to the approval of Huntington as to form and content.


Borrower acknowledges that Borrower has selected all architects, engineers, contractors, subcontractors, materialmen, and others furnishing services or materials for the Project and that Huntington shall have no responsibility whatsoever for them or for any inspection reports or for the quality of their materials or workmanship. It is understood that Huntington's sole function is that of lender and that the only consideration passing from Huntington to Borrower are the Loan proceeds in accordance with and subject to the terms of this Loan Agreement. Neither Borrower, nor any other person, shall have any right to rely on any approvals or procedures required by Huntington herein, such approvals and procedures being solely for the benefit and protection of Huntington.

Any advance by Huntington of Loan proceeds hereunder made prior to or without the fulfillment by Borrower of all of the conditions precedent thereto, whether or not known to Huntington, shall not constitute a waiver by Huntington of the requirement that all conditions precedent, including the non-performed conditions precedent, shall be required with respect to all future advances.

No provision of the Loan Documents may be changed, waived, discharged or terminated orally, by telephone or by any other means, except an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.


All conditions precedent to Huntington's obligation to make advances hereunder are imposed solely and exclusively for the benefit of Huntington and may be freely waived or modified in whole or in part by Huntington at any time, if in its sole discretion Huntington deems it advisable to do so. Upon satisfaction or waiver of all such conditions precedent, no person other than Borrower shall have standing to require Huntington to make any Loan advances or to be a beneficiary of this Loan Agreement or any advances to be made hereunder.


Any notice required or permitted to be given hereunder shall be in writing. If mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, then such notice shall be effective upon its deposit in the mails. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of Borrower and Huntington shall be as set forth below; provided however, that either party shall have the right to change such party's address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other party.

         If to Borrower:                    Metatec Corporation
                                            7001 Metatec Boulevard
                                            Dublin, Ohio  43017
                                            Attn:  Julia A. Pollner


         If to Huntington:                  The Huntington National Bank
                                            Commercial Real Estate Department
                                            8th Floor
                                            41 South High Street
                                            Columbus, Ohio 43215


Except as herein provided, this Loan Agreement shall be binding upon and inure to the benefit of Borrower and Huntington and their respective heirs, personal representatives, successors and assigns. Notwithstanding the foregoing, Borrower may not assign, transfer or set over to another, in whole or in part, all or any part of its benefits, rights, duties and obligations hereunder, including, without limitation, performance of and compliance with conditions hereof and the right to receive the proceeds of current or future advances.


HUNTINGTON AND BORROWER HEREBY MUTUALLY, VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE FOR THE BENEFIT OF THE OTHER ANY RIGHT TO HAVE

A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE LOAN DOCUMENTS, THE TRANSACTIONS RELATED THERETO OR THE RELATIONSHIP ESTABLISHED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO HUNTINGTON AND BORROWER TO ENTER INTO THIS TRANSACTION. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY HUNTINGTON'S ABILITY TO PURSUE ITS REMEDIES INCLUDING, BUT NOT LIMITED TO, ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THE LOAN DOCUMENTS.

IN WITNESS WHEREOF, the parties have executed this Loan Agreement as of the day and year first above written, the execution hereof by Borrower constituting: (a) a certification that the representations made in Section 6 hereof are true and correct as of the date hereof; and (b) the undertaking of said Borrower that each Requisition shall constitute personal affirmation that at the time thereof said representations are true and correct.

THE HUNTINGTON NATIONAL BANK,              METATEC CORPORATION,
a national banking association             a Florida corporation


By: /s/ Charles A. Gisha                   By: /s/ Julia A. Pollner
    ---------------------------                --------------------------------
Its: Vice President                        Its: Vice President-Finance
     --------------------------                 -------------------------------